UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 11, 2015

Commission File Number	Exact Name of Registrant as Specified in Charter; State of Incorporation; Address and Telephone Number	IRS Employer Identification Number
1-14756	Ameren Corporation (Missouri Corporation) 1901 Chouteau Avenue St. Louis, Missouri 63103 (314) 621-3222	43-1723446

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 11, 2015, the Board of Directors (the “Board”) of Ameren Corporation (the “Company”) adopted amendments to the By-Laws of the Company (the “By-Laws”), effective December 11, 2015, primarily to implement proxy access. Article I, Section 9 has been added to the By-Laws to permit a shareholder, or a group of up to 20 shareholders, owning 3% or more of the Company’s outstanding common stock continuously for at least three years to nominate and include in the Company’s proxy materials for an annual meeting directors constituting up to the greater of (i) 20% of the number of seats on the Board to be filled at the annual meeting and (ii) two directors, provided that the shareholder(s) and the nominee(s) satisfy the requirements specified in the By-Laws. The amendments to the By-Laws also include conforming changes and updates to the By-Laws.

The foregoing description of the amendments to the By-Laws is qualified in its entirety by reference to the full and complete copy of the By-Laws filed as Exhibit 3.1 to this report and incorporated by reference herein.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Title

3.1	By-Laws of Ameren Corporation, as amended effective December 11, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMEREN CORPORATION

By:	/s/ Gregory L. Nelson
Name:	Gregory L. Nelson
Title:	Senior Vice President,
General Counsel and Secretary

Date: December 14, 2015

Exhibit Index

Exhibit Number	Title

3.1	By-Laws of Ameren Corporation, as amended effective December 11, 2015.